As filed with the Securities and Exchange Commission on July 27, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Bending Spoons S.p.A.

(Exact name of registrant as specified in its charter)

Republic of Italy	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

Via Nino Bonnet 10

20154 Milan

Italy

(Address, including zip code of Principal Executive Offices)

2022 Share Option Regulations for the Employees of Bending Spoons S.p.A.

2024 Share Option Regulations for the Employees of Bending Spoons Holdings S.p.A.

2024 Share Option Regulations for the Directors, Consultants, Collaborators, and Vendors of Bending Spoons Holdings S.p.A.

2024 Share Option Regulations for the Employees of Bending Spoons Operations S.p.A. with U.K. Sub-Plan

2024 Share Option Regulations for the Directors, Consultants, Collaborators, and Vendors of

Bending Spoons Operations S.p.A. (Version of June 19, 2026)

2024 Share Option Regulations for Bending Spoons Operations S.p.A.’s Directors, Consultants,

Collaborators and Vendors (Version of December 20, 2024) with Addendum for U.S. Beneficiaries

2022 Share Option Regulations for the Employees of Splice Video Editor S.r.l.

2022 Share Option Regulations for the Directors, Consultants, Collaborators, and Vendors of Splice Video Editor S.r.l.

2023 Share Option Regulations for the Employees of AI Creativity S.r.l.

2023 Share Option Regulations for the Directors, Consultants, Collaborators, and Vendors of AI Creativity S.r.l.

2025 Share Option Regulations for the Employees of Wetransfer B.V. (Italian Branch)

2023 Stock Option Plan for the Employees, Contractors, and Directors of Alight Creative Inc.

Warrants November 2024 Terms and Conditions with Addendum for U.S. Beneficiaries

Bending Spoons S.p.A. 2026 Equity Compensation Plan with Italy, U.S., Poland, U.K. and Spain Sub-Plans

(Full title of the plan)

Bending Spoons US Inc.

c/o Corporate Creations Network Inc.

1521 Concord Pike, Suite 201

Wilmington, DE 19803

United States of America

+1 (866) 761-1444

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Jeffrey H. Lawlis

Ian D. Schuman

M. Ryan Benedict

Jennifer M. Gascoyne

Latham & Watkins (London) LLP

99 Bishopsgate

London EC2M 3XF

United Kingdom

Tel: +44.20.7710.1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan information

Not required to be filed with this registration statement.

Item 2. Registrant information and employee plan annual information

Not required to be filed with this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of documents by reference

The following documents filed or to be filed (other than portions of those documents furnished or otherwise not deemed filed) by Bending Spoons S.p.A. (“Bending Spoons”) with the Securities and Exchange Commission (the “Commission”) are incorporated into this registration statement by reference, as of their respective dates:

(1)	The prospectus of Bending Spoons filed with the Commission pursuant to Rule 424(b) the Securities Act of 1933, as amended (the “Securities Act”), which relates to the registration statement on Form F-1, as amended (File No. 333-296573), and all amendments to such registration statement; and

(2)	The description of the ordinary shares contained in the registration statement on Form 8-A of Bending Spoons dated July 1, 2026 (File No. 001-43382) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by Bending Spoons pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities then remaining unsold will be deregistered, will be deemed to be incorporated by reference in the registration statement and are a part of it from the date of the filing of such documents.

For purposes of this registration statement and the related prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in a subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or replaces such statement. Any statement so modified will not be deemed in its unmodified form to be part of this registration statement or the related prospectus.

Item 4. Description of securities

Not applicable.

Item 5. Interests of named experts and counsel

Not applicable.

Item 6. Indemnification of directors and officers

Under Italian law, companies may enter into indemnification agreements (patti di manleva) with directors and officers, under which the company holds directors or officers harmless from liabilities arising from actions taken during their service.

Bending Spoons has entered into indemnification agreements with its executive officers and directors, the form of which was filed with the Form F-1 for the initial public offering of Bending Spoons. These indemnification agreements require Bending Spoons to indemnify its executive officers and directors to the fullest extent permitted by law. Under Italian law, indemnification is not permitted, among other cases, for acts or omissions involving willful misconduct or gross negligence, or for liability of an executive officer or director toward the company.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to executive officers and directors or persons controlling Bending Spoons pursuant to the foregoing provisions, Bending Spoons has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

In addition, reference is made to the underwriting agreement, the form of which was filed with the Form F-1 for the initial public offering of Bending Spoons, and which provides for the indemnification, under certain conditions, of Bending Spoons, its officers, directors, and persons who control Bending Spoons within the meaning of the Securities Act against certain liabilities.

Also, see Item 9. Undertakings below.

Item 7. Exemption from registration claimed

Not applicable.

Item 8. Exhibits

Exhibit number	Exhibit index

4.1	Form of Bylaws (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-1 (File No. 333-296573), filed with the Commission)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Deloitte & Touche S.p.A., an independent registered public accounting firm, independent auditor of the Registrant

23.2	Consent of Ernst & Young LLP, independent auditor of AOL Holdco II LLC

23.3	Consent of Ernst & Young LLP, independent registered public accounting firm of Vimeo, Inc.

23.4	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

99.1#	2022 Share Option Regulations for the Employees of Bending Spoons S.p.A.

99.2#	2024 Share Option Regulations for the Employees of Bending Spoons Holdings S.p.A.

99.3#	2024 Share Option Regulations for the Directors, Consultants, Collaborators, and Vendors of Bending Spoons Holdings S.p.A.

99.4#	2024 Share Option Regulations for the Employees of Bending Spoons Operations S.p.A. with U.K. Sub-Plan

99.5#	2024 Share Option Regulations for the Directors, Consultants, Collaborators, and Vendors of Bending Spoons Operations S.p.A. (Version of June 19, 2026)

99.6#	2024 Share Option Regulations for Bending Spoons Operations S.p.A.’s Directors, Consultants, Collaborators and Vendors (Version of December 20, 2024) with Addendum for U.S. Beneficiaries

99.7#	2022 Share Option Regulations for the Employees of Splice Video Editor S.r.l.

99.8#	2022 Share Option Regulations for the Directors, Consultants, Collaborators, and Vendors of Splice Video Editor S.r.l.

99.9#	2023 Share Option Regulations for the Employees of AI Creativity S.r.l.

99.10#	2023 Share Option Regulations for the Directors, Consultants, Collaborators, and Vendors of AI Creativity S.r.l.

99.11#	2025 Share Option Regulations for the Employees of Wetransfer B.V. (Italian Branch)

99.12#	2023 Stock Option Plan for the Employees, Contractors, and Directors of Alight Creative Inc.

99.13#	Warrants November 2024 Terms and Conditions with Addendum for U.S. Beneficiaries

99.14#	2026 Equity Compensation Plan with Italy, U.S., Poland, U.K., and Spain Sub-Plans

107	Filing Fee Table

# Indicates management contract or compensatory plan.

Item 9. Undertakings

A. Bending Spoons hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or its most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Bending Spoons pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Bending Spoons hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Milan, Italy on July 27, 2026.

Bending Spoons S.p.A.

By:	/s/ Luca Ferrari
Name:	Luca Ferrari
Title:	Chair of the board of directors, co-founder, and chief executive officer

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of the Luca Ferrari and Davide Giorgio Andrea Scarpazza as such person’s true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person’s substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 27, 2026.

Signature	Title

/s/ Luca Ferrari	Chair of the board of directors, co-founder, and chief executive officer
Luca Ferrari

/s/ Francesco Patarnello	Vice chair of the board of directors, co-founder, and head of business acquisitions
Francesco Patarnello

/s/ Davide Giorgio Andrea Scarpazza	Co-chief financial officer
Davide Giorgio Andrea Scarpazza

/s/ Enrico Martinelli	Co-chief financial officer and principal accounting officer
Enrico Martinelli

/s/ Matteo Danieli	Director
Matteo Danieli

/s/ Joshua Motta	Director
Joshua Motta

/s/ Robert J. Mylod, Jr.	Director
Robert J. Mylod, Jr.

/s/ Donald D. O’Neal	Director
Donald D. O’Neal

/s/ Leah Schwartz	Director
Leah Schwartz

/s/ Steve Sinwell	Director
Steve Sinwell

/s/ Paola Tagliavini	Director
Paola Tagliavini

Signature of authorized U.S. representative of registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Bending Spoons S.p.A. has signed this registration statement on July 27, 2026.

Bending Spoons US Inc.

By:	/s/ Mattie Maharaj
Name:	Mattie Maharaj
Title:	Authorized officer